Exhibit 4.6
PEOPLESUPPORT, INC.
FORM OF WARRANT
TO PURCHASE [COMMON STOCK] [______ PREFERRED STOCK] [DEBT SECURITIES]

No.	, 200_
VOID AFTER                     , 200_
     THIS CERTIFIES THAT, for value received, [PURCHASER], with its principal office at [ADDRESS], or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (as hereinafter defined) from PEOPLESUPPORT, INC., a Delaware corporation, with its principal office at 1100 Glendon Avenue, Suite 1250, Los Angeles, CA 90024 (the “Company”) ___ shares of the [Common Stock] [___ Preferred Stock] [Debt Securities] of the Company as provided herein (the “Securities”).
     1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:
          (a) “Exercise Period” shall mean the period commencing with the date hereof and ending ___ years from the date hereof, unless sooner terminated as provided below.
          (b) “Exercise Price” shall mean [$  per share, subject to adjustment pursuant to Section 4 hereof] [___% of the principal amount of the of the Debt Securities].
          (c) “Exercise Shares” shall mean the shares of the Company’s [Common Stock] [___Preferred Stock] [Debt Securities] issuable upon exercise of this Warrant.
     2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):
          (a) An executed Notice of Exercise in the form attached hereto;
          (b) Payment of the Exercise Price either (i) in cash, by check or bank wire transfer of immediately available funds or (ii) cancellation of indebtedness; and
          (c) This Warrant.
     Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.
     The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.
     3. COVENANTS OF THE COMPANY.
          3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. [The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its [Common Stock] [___ Preferred Stock] to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of [Common Stock] [___ Preferred Stock] shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of [Common Stock] [___ Preferred Stock] to such number of shares as shall be sufficient for such purposes.]
          3.2 No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.
          3.3 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.
     4. [ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding [Common Stock] [___ Preferred Stock] of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 6 hereof. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.]
     5. [FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.]
     6. EARLY TERMINATION. In the event of, at any time during the Exercise Period, any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state), or the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person, this Warrant shall terminate unless exercised immediately upon the occurrence of such reorganization, reclassification, consolidation, merger or sale or other disposition of the Company’s assets.
     7. NO STOCKHOLDER RIGHTS. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of [Common Stock][___ Preferred Stock] [or] any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant will have been exercised and the shares of [Common Stock] [___ Preferred Stock] purchasable upon the exercise hereof will have been issued, as provided herein.
     8. TRANSFER OF WARRANT. This Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder only with the prior written consent of the Company. If requested, the transferee shall sign an investment letter in form and substance satisfactory to the Company.

     9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
     10. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile, express mail or other form of rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed in each case to the party entitled thereto at the following addresses: (a) if to the Company, to PeopleSupport, Inc., Attention: Chief Financial Officer, 1100 Glendon Avenue, Suite 1250, Los Angeles, CA 90024 and (b) if to the Holder, [ADDRESS], or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery or facsimile, two days after mailing if by express mail, or three days after mailing if by first-class mail.
     11. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
     12. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York.
     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of                     , 200___.

PEOPLESUPPORT, INC.

By:

Name:

Title:

NOTICE OF EXERCISE
TO: PEOPLESUPPORT, INC.
     (1) The undersigned hereby elects [to purchase ___ shares of [Common Stock] [___ Preferred Stock] [to exercise ___ Warrants, represented by the attached Warrant Certificate, to purchase $___ principal amount of the [Title of Warrant Debt Securities] of PeopleSupport, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full[, together with all applicable transfer taxes, if any].
     (2) Please issue a certificate or certificates representing said [shares of [Common Stock] [___ Preferred Stock]] [Warrant Debt Securities] in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)
     [(3) If a registration statement covering the exercise of the shares of [Common Stock] [___ Preferred Stock] is not then effective, the undersigned represents that (i) the aforesaid shares of [Common Stock] [___ Preferred Stock] are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of [Common Stock] [___ Preferred Stock] issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of [Common Stock] [___ Preferred Stock] may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of [Common Stock] [___ Preferred Stock] unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.
     The undersigned understands that, if required by applicable federal securities laws at the date of issuance of the [Common Stock] [___ Preferred Stock], certificates representing any of the [Common Stock] [___ Preferred Stock] acquired by the undersigned will bear a legend substantially similar to the following, in addition to any other legends required by federal or state laws, or by any contractual agreement binding upon the undersigned with respect to the [Common Stock] [___ Preferred Stock]:
THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED, SOLD, PLEDGED OR HYPOTHECATED ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED OR IF THE COMPANY OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED.]

(Date)	(Signature)

(Printed Name)

[PEOPLESUPPORT, INC.
FORM OF WARRANT CERTIFICATE REPRESENTING
WARRANTS TO PURCHASE
[TITLE OF WARRANT DEBT SECURITIES]

No.	, 200_
VOID AFTER ____________, 200_
[Form of Legend if Warrants are not immediately exercisable.]
     This certifies that                      or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner to purchase, at any time on or before 5:00 p.m., Los Angeles time, on                     , 20___, $                     principal amount of [Title of Warrant Debt Securities] (the “Warrant Debt Securities”), of PeopleSupport, Inc. (the “Company”), on the following basis: during the period from                     , 20___, through and including                     , 20___, each Warrant shall entitle the Holder thereof, subject to the provisions of this Warrant Certificate and the Warrant dated as of ___, 20___, between the Company and the Holder (the “Warrant Agreement”), to purchase the principal amount of Warrant Debt Securities stated in the Warrant Certificate at the warrant price (the “Warrant Price”) of ___% of the principal amount thereof. The Holder may exercise the Warrants evidenced hereby by paying in full, in lawful money of the United States of America, in cash or by certified check bank wire transfer of immediately available funds, the Warrant Price for each Warrant Debt Security with respect to which this Warrant Certificate is exercised to the Company and by surrendering this Warrant Certificate, duly executed, at the address of the Company set forth in the Warrant Agreement, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.
     The term “Holder” as used herein shall mean the person in whose name at the time this Warrant Certificate shall be registered upon the books to be maintained by the Company for that purpose pursuant to Section 2 of the Warrant Agreement.
     The Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Debt Securities in the principal amount of [$1,000] or any integral multiple thereof in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate evidencing Warrants for the aggregate principal amount of Warrant Debt Securities remaining unexercised.
     This Warrant Certificate is issued under and in accordance with the Warrant Agreement and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Company.

     This Warrant Certificate may be registered when this Warrant Certificate is surrendered at the office of the Company by the registered owner or such owner’s assigns, in the manner and subject to the limitations provided in the Warrant Agreement.
     This Warrant Certificate shall not entitle the Holder hereof to any of the rights of a holder of the Warrant Debt Securities, including, without limitation, the right to receive payments of principal of (and premium, if any) or interest, if any, on the Warrant Debt Securities.
     This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Company.
     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed in its name and on its behalf by the signatures of its duly authorized officers.

PEOPLESUPPORT, INC.

By:

Name:

Title:

(To be executed upon exercise of Warrants)
     The undersigned hereby irrevocably elects to exercise ___ Warrants, represented by this Warrant Certificate, to purchase $___ principal amount of the [Title of Warrant Debt Securities] (the “Warrant Debt Securities”) of PeopleSupport, Inc. and represents that he has tendered payment for such Warrant Debt Securities, in lawful money of the United States of America, in cash, or by certified check or by bank wire transfer in immediately available funds, to the order of PeopleSupport, Inc., in the amount of $___ in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Debt Securities be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.
     If the number of Warrants exercised is less than all the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate evidencing the Warrants for the aggregate principal amount of Warrant Debt Securities remaining unexercised be issued and delivered to the undersigned unless otherwise specified in the instructions below.

(Date)	(Signature)

Address:	(Printed Name)

(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate).]

ASSIGNMENT FORM
(To assign the foregoing Warrant, execute this form and supply required information.
Do not use this form to purchase shares.)
     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)
Address:

(Please Print)

Dated:	, 20___

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of this Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.